UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 26, 2014

(Date of Report/Date of earliest event reported)

DOMTAR CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-33164	20-5901152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

395 de Maisonneuve Blvd. West

Montreal, Quebec

Canada H3A 1L6

(Address and zip code of principal executive offices)

(514) 848-5555

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

During the second quarter of 2012, the Internal Revenue Service (“IRS”) began a routine audit of the Company’s 2009 U.S. income tax return, and in the third quarter of 2013 expanded the audit period to include the tax returns for the 2010 and 2011 tax years. In August 2014, the IRS concluded these audits, thereby effectively closing the taxation years 2009, 2010 and 2011. The conclusion of the IRS audits will result in the recognition of previously unrecognized tax benefits in an amount of approximately $204 million, of which $178 million relates to the confirmation of non-taxability of Alternative Fuel Tax Credits. This non-cash recovery will affect Q3 2014 and full year 2014 effective income tax rates. Furthermore, the conclusion of the audits will result in the recognition of deferred revenue of $18 million in Operating Income in Q3 2014.

In accordance with General Instruction B.2 of Form 8-K, the information presented herein shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMTAR CORPORATION (Registrant)

By:	/s/ Razvan L. Theodoru
Name: Razvan L. Theodoru Title: Vice-President, Corporate Law and Secretary

Date: August 26, 2014